Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Precision Industries, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-134606, 333-123698, 333-61953, 333-92875 and 333-92877) and Form S-3 (File No. 333-134603) of DXP Enterprises, Inc. of our report dated April 20, 2007, with respect to the consolidated balance sheets of Precision Industries, Inc. and affiliates as of December 27, 2006 and 2005, and the related consolidated statements of income, stockholder’s equity and comprehensive income, and cash flows for the years ended December 27, 2006 and 2005 and December 28, 2004, which report appears in the Form 8-K/A of DXP Enterprises, Inc. dated November 26, 2007. Our report refers to the adoption of Statement of Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, effective January 1, 2005.

/s/KPMG LLP

Omaha, Nebraska
November 26, 2007